UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2018

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On December 10, 2018, Oil-Dri Corporation of America (the “Company”) announced the appointment of Susan M. Kreh as Chief Financial Officer of the Company, effective immediately. Ms. Kreh will succeed Daniel T. Smith, who is stepping down from his position as Vice President and Chief Financial Officer.

Ms. Kreh, 57, most recently served as Chief Financial Officer and VP, Information Technology, of the Power Solutions business of Johnson Controls International plc, a position she held from 2010 to 2017. Prior to that, Ms. Kreh served as Corporate Controller of Johnson Controls. Previously, Ms. Kreh held finance and operational leadership roles (including as Treasurer) at PPG Industries, Inc. Ms. Kreh holds a Bachelor’s degree in Business Administration in Accounting and Analysis & Design of Business Information Systems from the University of Wisconsin and an MBA in Finance from Duquesne University.

Ms. Kreh will (i) receive an annual salary of $400,000, (ii) receive a payment of $75,000 in connection with the costs associated with her relocation to Illinois (which would be required to be repaid to the Company if she does not remain employed by the Company for at least three years), (iii) be eligible to participate in the Company’s bonus program, with a target bonus opportunity of 40% of her annual salary, dependent on the attainment of performance goals, (iv) be eligible to participate in the Company’s Executive Deferred Compensation Program, with a target bonus opportunity of 20% of her annual salary, based on Company performance, and (v) be entitled to participate in benefit plans generally made available to executive officers and employees of the Company.

In connection with her appointment, the Company awarded Ms. Kreh a grant of 35,000 shares of restricted stock of the Company, 12,000 of which shares will cliff vest on the fourth anniversary of December 15, 2018 and the remaining shares will cliff vest on the fifth anniversary of December 15, 2018. Such restricted stock was issued under the Company’s long-term incentive plan and is subject to the terms and conditions of such plan.

There are no family relationships between Ms. Kreh and any of the directors and executive officers of the Company, nor are there any transactions in which Ms. Kreh has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Smith’s departure, the Company offered Mr. Smith a separation agreement, which is anticipated to provide for a continuation of Mr. Smith’s annual base salary for a period of six months in an amount equal to $137,500, which amount shall be paid less applicable taxes and withholdings and in accordance with the Company’s normal payroll schedule. As a condition to receiving the severance payments, Mr. Smith will be required to agree to a customary release of claims and his non-competition agreement and non-disclosure agreement with the Company will remain in effect.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on December 10, 2018 announcing the appointment of Ms. Kreh described in Item 5.02 above, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant dated December 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President and General Counsel

Date: December 10, 2108